Exhibit 4.5

SHAREHOLDER LOAN AGREEMENT

THIS SHAREHOLDER LOAN AGREEMENT (the “Agreement”) is made as of 10/15/2020, with economic effect from 01/01/2014, by and between Thomas Mayo, an individual (the “Lender”) located at 46 ladies mile, remuera 1050, and SOS Hydration Inc., a California corporation, with its principal place of business at 548 Market Street, #82331, San Francisco, CA 94104 (the “Borrower”)

IT IS AGREED as follows:

SECTION 1      LOANS

1.1              Shareholder Loans.

Subject to the terms and conditions of this Agreement, the Lender agrees to make the following Shareholder Loans (collectively, the “Loans”) to the Borrower in U.S. Dollars.

(a)               The Lender shall make a loan of $63,324.88 (the “First Shareholder Loan”) to the Borrower on 01/01/2014 (the “First Loan Date”), payable on demand to the order of the Lender;

SECTION 2      PURPOSE

The Borrower may use the proceeds of the Loans for working capital and for other general corporate purposes.

SECTION 3      INTEREST

3.1              Interest.

(a)               The outstanding principal amount of the First Shareholder Loan shall accrue interest monthly in arrears from and including the First Loan Date to the maturity date (whether by acceleration or otherwise) at a rate of 2% per cent per annum.

3.2              Interest Payment Date

Accrued interest on the outstanding principal amount of the Loans shall be payable at the Borrower’s sole option either (i) in cash in U.S. Dollars monthly in arrears from the First Loan Date and Second Loan Date, as applicable, on any prepayment prior to maturity (on the amount so prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, or (ii) by capitalizing the accrued interest as of and added to principal on (w) the date each interest payment is due pursuant to subsection 3.2(i), (x) on the date of any prepayment (on the amount prepaid), (y) at maturity (whether by acceleration or otherwise), or (z) after maturity, on demand.

3.3              Calculation.

Interest on the Loans shall be calculated on the basis of a 365-day year for the actual days elapsed.

SECTION 4      REPAYMENT

4.1              Repayment

The aggregate unpaid principal amount of the Loans shall be due and payable on the maturity date of the respective Loans, as applicable. The Borrower shall make the repayment by transfer into an account designated in writing by the Lender.

4.2              Prepayment

The Borrower shall have the right upon not less than three (3) Business Day’s prior notice to the Lender in writing to prepay all or part of the outstanding Loans, without any penalty or financing cost. Each repayment of principal on the Loans shall be accompanied by payment of the accrued and unpaid interest on the principal amount being prepaid through the date of repayment.

SECTION 5      EVENTS OF DEFAULT

5.1              Events of Default.

Each of the following specified events shall constitute an Event of Default (each, an “Event of Default”):

(a)               the Borrower shall fail to pay when due any principal amount of the Loans;

(b)               the Borrower shall fail to pay its debts generally as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, dissolution, composition, protection, relief, or composition of it or its debts under any law relating to bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or make a general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts when they become due and, with respect to any such proceeding instituted against the Borrower, such proceeding shall not have been dismissed within forty-five (45) days of its commencement; or the Borrower shall take any corporate action to authorize any of the actions set forth in this Section 5.1(b).

5.2              Remedies

Upon occurrence of such Event of Default and at any time thereafter, if any Event of Default shall then be continuing, the Lender may, upon written notice to the Borrower:

(a)               Subject to Section 6, declare all sums of interest and principal remaining on the Loans and all other sums outstanding under or in respect of this Agreement to be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived by the Borrower

(b)               Subject to Section 6, exercise rights of set-off;

(c)               Subject to Section 6, proceed to enforce all other rights and remedies available to the Lender under the applicable law.

SECTION 6      SUBORDINATION

The Lender and the Borrower agree that the Loans shall be subordinated in right of payment to

[__N/A______].

SECTION 7      MISCELLANEOUS

7.1              Governing Law.

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

7.2              Submission to Jurisdiction.

THE BORROWER AND LENDER IRREVOCABLY AND UNCONDITIONALLY AGREE THAT EACH OF THEM WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA.

7.3              Waiver of Venue.

THE BORROWER AND LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7.2.

7.4              Headings; Successors; Invalidity.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Borrower and Lender and their successors and assigns, If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

7.5              Notices.

Except as otherwise specified herein, all notices required or permitted to be given under this Agreement shall be given initially at the address in the introductory paragraph and thereafter at the address specified by either party from time to time.

7.6              Waiver; Amendment.

The terms and conditions of this Agreement may not be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Borrower and the Lender.

7.7              Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.8              Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, intending to be legally bound, the Borrower and the Lender have caused this Agreement to be duly executed as of the date first above written.

BORROWER: SOS HYDRATION INC. /s/James Mayo By:____________________________ Name: James Mayo Its: Chief Executive Officer

LENDER: /s/Thomas Mayo _______________________________ Thomas Mayo